The following materials are being filed in accordance with the requirements of Form 10-K in respect of the Annual Report on Form 10-K of MasterCard Incorporated for the fiscal year ended December 31, 2002. MasterCard Incorporated is not subject to, and these materials are not required or intended to conform to, the requirements of Schedule 14A.

MasterCard Incorporated
Notice of Annual Meeting
to be held April 23, 2003
and Proxy Statement

Notice of Annual Meeting

To:	Stockholders of MasterCard Incorporated

From:	Noah J. Hanft Secretary

Date:	March 24, 2003

This is notice that the Annual Meeting of the Stockholders of MasterCard Incorporated is to be held:

April 23, 2003
MasterCard International Headquarters
2000 Purchase Street
Purchase, New York 10577-2509
9:00 A.M., Local Time

Matters to be addressed at the Annual Meeting, or any adjournment thereof, are set forth on the enclosed Agenda. As the Agenda reflects, the meeting will be a formal, business-only meeting, without accompanying social events or business reports. The only scheduled voting matter on the Agenda for the meeting is the election of directors. The candidates proposed for election as directors are set forth in the enclosed Report of the Nominating and Corporate Governance Committee.

In order to ensure the presence of a quorum at the Annual Meeting, we urge you to complete, sign, date and return the proxy card that accompanies this booklet in the envelope provided or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the meeting, you may vote in person, which will revoke any proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing. If you have questions regarding the number of shares indicated on your proxy card(s), please contact Timothy H. Murphy via facsimile at (914) 249 4261 or via e-mail to tim_murphy@mastercard.com.

The close of business on March 20, 2003 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. A list of eligible stockholders of record as of the close of business on the record date will be available at the meeting for examination by any stockholder or the stockholder’s attorney or agent. Please note that by delivering a proxy to vote at the meeting you are also granting a proxy voting in favor of any adjournments of the meeting.

In order to ensure that we have appropriate facilities, it is important that we determine the number of people who will attend the Annual Meeting. Therefore, if you plan to attend the meeting, please notify us via facsimile at the above number. If we do not hear from you, we will assume that you will not be attending; however, stockholders can always attend in person, even if we have not been notified in advance.

MasterCard Incorporated must receive your proxy votes by 5:00 p.m., New York time, on April 22, 2003.

Explanation of Voting Rights

In accordance with the official share register of MasterCard Incorporated, you are a stockholder of record as of March 20, 2003 and entitled to vote on matters as may properly come before the Annual Meeting of Stockholders of MasterCard Incorporated to be held at 9:00 A.M. on April 23, 2003 at the MasterCard International Headquarters, 2000 Purchase Street, Purchase, New York.

The Bylaws of MasterCard Incorporated, Article II, Section 7, provide that each stockholder shall be entitled to one vote at the Annual Meeting for each share of stock entitled to vote standing in his name on the books of MasterCard Incorporated. Matters coming before the meeting shall be determined by the vote of a majority of the shares voted at the meeting, provided that a valid quorum is present.

Under Article II, Section 6 of the Bylaws of MasterCard Incorporated, a quorum will be established for the Annual Meeting by the presence in person or by proxy of holders of at least a majority of the shares entitled to vote at the meeting.

For a description of how shares of common stock of MasterCard Incorporated were originally allocated to you, see pages 58-67 of the proxy statement-prospectus of MasterCard Incorporated dated May 7, 2002. Copies of the proxy statement-prospectus are available free of charge by sending a facsimile or e-mail to the contact person described in the Notice of Annual Meeting.

Annual Meeting of the Stockholders of
MasterCard Incorporated

April 23, 2003
MasterCard International Headquarters
2000 Purchase Street
Purchase, New York 10577-2509
9:00 A.M., Local Time

Agenda

1.	Election of Directors
2.	Other Business

Report of the Nominating and Corporate Governance Committee

The Bylaws of MasterCard Incorporated provide that the Nominating and Corporate Governance Committee is responsible for nominating persons to serve as directors. In making nominations, the Committee has complied with the requirements of Article IV, Section 2(b) of the Bylaws of MasterCard Incorporated, which states:

“During the [period concluding June 2005], one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation’s Europe region, ... one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation’s U.S. Region, the President and Chief Executive Officer shall be a Director and the remaining Directors shall be apportioned among officers of stockholders of the Corporation or member institutions from the Corporation’s other regions in accordance with the percentage of the Corporation’s outstanding stock owned by stockholders of each such region.”

The Nominating and Corporate Governance Committee has nominated the individuals listed below based upon proposals made by each regional board of MasterCard Incorporated pursuant to Article IV, Section 6 of the Bylaws of MasterCard Incorporated.

The Nominating and Corporate Governance Committee consists of Lance L. Weaver, William F. Aldinger, Donald L. Boudreau, William R.P. Dalton, Baldomero Falcones Jaquotot, Jean-Pierre Ledru, and Robert B. Willumstad.

The following table sets forth certain information regarding the nominees for director of MasterCard Incorporated. In addition, we encourage you to read MasterCard Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2002, which contains additional important information about the nominees for director. The Annual Report on Form 10-K is available free of charge on MasterCard International Incorporated’s website at www.mastercardinternational.com and on the Securities and Exchange Commission’s website at www.sec.gov.

Name	Age	Position

William F. Aldinger	55	Director
Hiroshi Arai	73	Director
Silvio Barzi	55	Director
Donald L. Boudreau	62	Chairman Emeritus and non-voting Director
William R.P. Dalton	59	Director
Augusto M. Escalante Juanes	53	Director
Richard D. Fairbank	52	Director
Baldomero Falcones Jaquotot	56	Chairman and Director
Jan A.M. Hendrikx	56	Director
Peter Hoch	62	President, Europe region and non-voting Director
Donald H. Layton	52	Director
Jean-Pierre Ledru	63	Director

Name	Age	Position

Norman C. McLuskie	58	Director
Robert W. Pearce	48	Director
Michael T. Pratt	49	Director
Robert W. Selander	52	President, Chief Executive Officer and Director
J.J.(Jac) Verhaegen	62	Director
Lance L. Weaver	48	Director
Robert B. Willumstad	57	Director
Mark H. Wright	57	Director

Biographies of the nominees for director of MasterCard Incorporated are set forth below.

     William F. Aldinger is Chairman and Chief Executive Officer of Household International. Mr. Aldinger was first elected to the MasterCard board of directors in 1998 and is a former member of MasterCard’s U.S. region board of directors. Mr. Aldinger joined Household International in 1994, and prior to that time served in various positions at Wells Fargo Bank, including Vice Chairman. Mr. Aldinger is a member of the boards of directors of Illinois Tool Works, Inc., Evanston Northwestern Healthcare and Chicago Urban League Business Advisory Council. He is a member of the combined boards of directors of Children’s Memorial Medical Center/Children’s Memorial Hospital and the Children’s Memorial Foundation located in Chicago. Mr. Aldinger is also a member of the board of trustees of Northwestern University and the J.L. Kellogg Graduate School of Management.

     Hiroshi Arai is the Chairman of the Board of Orient Corporation, a position he has held since 1999. Mr. Arai has been a member of the MasterCard board of directors since 1999 and is currently a member of MasterCard’s Asia/Pacific region board of directors. Prior to joining Orient Corporation in 1993, Mr. Arai was employed for forty years with Dai-ichi Kangyo Bank, where he held various positions including Deputy President.

     Silvio Barzi is CEO of Clarima, a bank specializing in credit cards and consumer credit that is part of the Unicredito Italiano Group. Prior to joining Unicredito Italiano in 2000, Mr. Barzi was a Vice President in the Financial and Automotive Practices group at Booz.Allen & Hamilton. From 1995 until 1998, he worked for the Credit Suisse-Winterthur Group, where he was responsible for the merger and integration of six Italian-based insurance companies. From 1981 to 1995, Mr. Barzi was a partner in the Italian office and a leader within the European Financial Institutions and Information Technology practices of McKinsey & Company. Mr. Barzi has not previously served on the MasterCard board of directors.

     Donald L. Boudreau is Chairman Emeritus and a non-voting advisory director of MasterCard Incorporated. Mr. Boudreau has served on the MasterCard board of directors since 1997 and was the Chairman of the MasterCard board of directors from April 1998 to March 2001. Mr. Boudreau is a retired Vice Chairman of The Chase Manhattan Corporation and The Chase Manhattan Bank, where he was a member of the Executive Committee. Mr. Boudreau served in a variety of positions during his 40 year career at Chase, and most recently was responsible for all of Chase’s small and consumer and middle market businesses. Mr. Boudreau is a member of the board of directors of the New York City Blood Center, and a member of the board of trustees of the New York Presbyterian Hospital, Pace University and the United Way of Tri-State.

     William R. P. Dalton is Chief Executive of HSBC Bank plc and a director of HSBC Holdings plc. Mr. Dalton was first elected to the MasterCard board of directors in 1998. Prior to joining HSBC Bank plc in 1998, Mr. Dalton served as President and Chief Executive Officer of HSBC Bank Canada. Mr. Dalton joined HSBC Bank Canada in 1980. Mr. Dalton is a director of HSBC

Investment Bank Holdings plc, CCF SA and HSBC Private Banking Holdings (Suisse) SA. He is Chairman of Young Enterprise in the United Kingdom and Vice President of the Chartered Institute of Bankers. In addition, Mr. Dalton is a Fellow of the Institute of Canadian Bankers and a Fellow of the Chartered Institute of Bankers.

     Augusto M. Escalante Juanes is Deputy President, Consumer Product and Marketing Areas, Banco Nacional de Mexico, S.A. Mr. Escalante Juanes was elected to the MasterCard board of directors in 2001 after having previously served on the board from April 1998 to March 1999, and is a former chairman of MasterCard’s Latin America and Caribbean region board of directors. Mr. Escalante Juanes joined Banco Nacional de Mexico in 1991. At Banco Nacional de Mexico, Mr. Escalante Juanes is responsible for all consumer products, both deposit and credit, and all marketing and advertising for the Financial Group of Banco Nacional de Mexico. He was previously Deputy President, Bank Card and Electronic Services Area, and Deputy President, Consumer Loans Area of Banco Nacional de Mexico.

     Richard D. Fairbank is Chairman and Chief Executive Officer of Capital One Financial Corporation. He co-founded Capital One in 1988 and has been Chief Executive Officer and a director of Capital One since 1994. Mr. Fairbank currently serves as Chairman of MasterCard’s US region board of directors. Mr. Fairbank started in financial services in 1985 when he created the banking practice at Strategic Planning Associates (now Mercer Management Consulting), where he was a partner. Mr. Fairbank is a member of the Financial Services Roundtable and the Board of Directors of the BITS Technology Forum.

     Baldomero Falcones Jaquotot is Chairman of Banco Santander Central Hispano and was elected Chairman of the board of MasterCard Incorporated in March 2003. He has been a member of the MasterCard board of directors since 1997. Mr. Falcones joined Banco Hispano Industrial, a predecessor of Banco Santander Central Hispano, in 1984 and has served as Senior Executive Vice President and a member of the Executive Committee of Banco Santander Central Hispano for fifteen years. Mr. Falcones also serves as Chairman of Europay España, S.A., Sociedad Española de Tarjetas Inteligentes and Santander Central Hispano, Seguros y Reaseguros, S.A. He is a director of Sistema 4B, S.A., B2BF, S.A. and Euroforum, S.A.

     Jan A.M. Hendrikx is Chief Executive Officer of EURO Kartensysteme. Mr. Hendrikx was first elected to the MasterCard board of directors in 2001. Mr. Hendrikx joined EURO Kartensysteme in 1997 as chief executive officer and prior to that time served in senior positions in the European offices of Visa International and Citibank.

     Peter Hoch is President of MasterCard’s Europe region and a member of MasterCard’s Executive Management Group. Dr. Hoch is a non-voting, advisory director of MasterCard Incorporated. Dr. Hoch was a Vice Chairman of Europay International from 1992 until 2000, and became Europay’s Chief Executive Officer in November 2000. From 1984 to 1999, Dr. Hoch was a member of the board of management of Hypo-Bank AG, responsible for information technology and payment systems, and a part of the branch network. He was responsible for managing the merger between Hypo-Bank and Bayerische Vereinsbank to form Hypo Vereinsbank, and served on the management board of Hypo Vereinsbank in 1998 and 1999. Dr. Hoch is currently a member of the board of directors of Giesecke & Devrient.

     Donald H. Layton is Vice Chairman of J.P. Morgan Chase & Co. and heads its retail and middle market business and its treasury & securities services business. He is a member of JPMorgan Chase’s Executive Committee and its Risk and Capital committees. Mr. Layton has been a member of the MasterCard board of directors since October 2002. Prior to the merger of Chase with J.P. Morgan, Mr. Layton was Vice Chairman of Chase responsible for capital markets and trading activities. After the merger, Mr. Layton was Co-Chief Executive Officer of JPMorgan, the investment bank of J.P. Morgan Chase & Co. Mr. Layton became a Vice Chairman of Chemical Bank in 1995 and continued in that position at Chase upon the merger of Chemical Bank with Chase in 1996. Mr. Layton is currently a director of the Private Export Funding Corporation, the Institute of International Finance, Inc., the Foreign Policy Association and the MIT Visiting Committee for Economics, and a member of the International Monetary Fund Capital Markets Consultative Group.

     Jean-Pierre Ledru is Senior Executive Vice President of Crédit Agricole SA. He has served on the MasterCard board of directors since 1991 and is currently chairman of MasterCard’s Europe region board of directors. Mr. Ledru is Chairman of Cédicam, Vice Chairman of Europay France, and Vice Chairman of the Groupement des Cartes Bancaires. In addition, Mr. Ledru is Executive Vice Chairman of BMS (Billetique Monetique Services) and a member of the board of directors of AROP (Association pour le Rayonnement de l’Opéra National de Paris).

     Norman C. McLuskie is Group Executive Director of the Royal Bank of Scotland Group and a Director of the Royal Bank of Scotland Group plc, the Royal Bank of Scotland plc and National Westminister Bank plc. Mr. McLuskie was first elected to the MasterCard board of directors in 2000. Mr. McLuskie joined Royal Bank of Scotland in 1982. Following the acquisition of Natwest by the Royal Bank of Scotland in March 2000, he was appointed Chief Executive of Retail Direct, a division of the Royal Bank of Scotland Group encompassing its card and consumer finance businesses, among others. Mr. McLuskie’s other directorships include: Chairman of Royscot Financial Services Ltd., Chairman of RBS Cards Ltd., Chairman of Virgin Direct Personal Finance Ltd. and Deputy Chairman of Tesco Personal Finance. Mr. McLuskie is also a fellow of the Chartered Institute of Bankers in Scotland.

     Robert W. Pearce is President and Chief Executive Officer of Personal & Commercial Client Group for Bank of Montreal, where he has worked for over twenty years. He has served on the MasterCard board of directors since 1999. He previously served as Executive Vice-President of North American Electronic Banking Services for Bank of Montreal and was responsible for Bank of Montreal’s MasterCard Cardholder and Merchant Services lines of business, Debit Card business, and Electronic Banking.

     Michael T. Pratt is Group Executive, Business & Consumer Banking, Westpac Banking Corporation and Chief Executive Officer, Bank of Melbourne. He is responsible for all of Westpac’s consumer and business banking business in Australia and for all operations of the Bank of Melbourne. Prior to joining Westpac in 2002, Mr. Pratt served as Chief Executive Officer, Australian Financial Services for National Australia Bank, where he was responsible for all retail operations in Australia. From 1998 to 2000, he served as Managing Director and Chief Executive Officer of Bank of New Zealand. He is a Fellow of the Australian Institute of Banking and Finance, a member of the Australian Institute of Directors, and a member of the Australian Institute of Management. Mr. Pratt has not previously served on the MasterCard board of directors.

     Robert W. Selander is President and Chief Executive Officer of MasterCard Incorporated. Mr. Selander has served on the MasterCard board of directors since 1997. Prior to his election as President and Chief Executive Officer of MasterCard, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. He currently serves as a director of Hartford Financial Services Group.

     J.J. (Jac) Verhaegen is General Manager of Rabobank Nederland and has been a member of the Executive Board of Rabobank since 2001. Mr. Verhaegen has been a member of the MasterCard board of directors since June 2002. He has held positions of increasing responsibility at Rabobank since joining the company in 1979. He served as Deputy General Manager of Retail Banking until 1984 when he was appointed General Manager of the System Development Department. From 1989 to 1993, he was General Manager of Operations for Rabobank International. From 1993 to 1998, Mr. Verhaegen served as General Manager of Payment Services. From 1998 to 2001, Mr. Verhaegen was a member of the Managing Board, Local Banks Division of Rabobank.

     Lance L. Weaver is an Executive Vice Chairman of MBNA America Bank, N.A. Mr. Weaver was first elected to the MasterCard board of directors in 1997 and was Chairman of the board from 2001 to 2003. Before joining MBNA America Bank in 1991, Mr. Weaver held various management positions with Wells Fargo and Citicorp/Citibank. He is director of MBNA America Bank and MBNA Information Services. He also serves on the board of directors of the Christiana Care Corporation. He is a member of the Georgetown University Board of Directors and the Tower Hill School Board of Trustees.

     Robert B. Willumstad is President of Citigroup Inc. and Chairman and Chief Executive Officer of Citigroup’s global Consumer Group, overseeing its North American cards businesses, Citibanking North America, Europe and Japan, CitiFinancial, Citigroup’s Mortgage Banking business and Primerica, and has product responsibility for Global Cards, Retail Bank and Consumer Finance. Mr. Willumstad has served on the MasterCard board of directors since 1999. Mr. Willumstad was Chairman and CEO of Travelers Group Consumer Finance Services prior to the merger between Citicorp and Travelers Group in 1998. Mr. Willumstad joined Commercial Credit, now CitiFinancial, in 1987. Prior to joining Citigroup’s predecessor companies, Mr. Willumstad served in various positions with Chemical Bank for twenty years, last holding the position of President of Chemical Technologies Corporation.

     Mark H. Wright is President and Chief Executive Officer of USAA Federal Savings Bank and Vice Chairman of its Board of Directors. He also serves as Chairman of the Board of USAA Savings Bank. Mr. Wright joined USAA in 1993. Mr. Wright has been a member of the MasterCard board of directors since 1996 and is currently a member of MasterCard’s U.S. region board of directors. He also serves on the boards of Our Lady of the Lake University (OLLU) and the Alamo Bowl in San Antonio, Texas. He is a member of the Fannie Mae National Advisory Counsel and past President of the Thrift Institutions Advisory Council (TIAC) of the Federal Reserve Board of Governors in Washington, D.C.

ANNUAL MEETING OF STOCKHOLDERS OF MASTERCARD INCORPORATED April 23, 2003 at 9:00 a.m. At Our Offices 2000 Purchase Street Purchase, New York 10577

INSTRUCTIONS FOR VOTING YOUR PROXY

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for stockholders located in the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-849-5629, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on April 22, 2003.	Pursuant to Section 212(c) of the Delaware General Corporation Law, stockholders may validly grant proxies over the Internet. Your Internet vote authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card.
	Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on April 22, 2003.	Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted “FOR” the Proposal.

MasterCard Incorporated’s Board of Directors recommends a vote “FOR” the proposal listed below.

1.	For the election of the 18 nominees for voting director and two nominees for non-voting director named in the Report of the Nominating and Corporate Governance Committee attached to the Notice of Annual Meeting and Proxy Statement	FOR ☐	WITHHOLD ☐	Principal ICA Number(s)

Set forth below is the aggregate number of shares of class A redeemable and class B convertible common stock of MasterCard Incorporated owned by the stockholder named herein on March 20, 2003, the record date for determining stockholders eligible to vote at the annual meeting

Authorized Signature

Date

Shares of class A redeemable common stock held	Shares of class B convertible common stock held	Type or Print Name of Person Signing

Type or Print Title of Person Signing

Stockholder Name

MASTERCARD INCORPORATED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders on April 23, 2003

P R O X Y	The undersigned hereby constitute(s) and appoint(s) Lance L. Weaver, Baldomero Falcones Jaquotot, Robert W. Selander and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all shares of common stock of MasterCard Incorporated the undersigned is entitled to vote at the Annual Meeting of Stockholders of MasterCard Incorporated to be held on April 23, 2003, and at any adjournment thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” the proposal listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL	SEE REVERSE SIDE